                                                                    EXHIBIT 3.62

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 API NO. 2, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 API NO. 2, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (the "AGREEMENT") of API No. 2, LLC (the "COMPANY") is effective as of August 30, 2000.

          1. FORMATION OF LIMITED LIABILITY COMPANY. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, ET SEQ., as it may be amended from time to time, and any successor to such statute (the "ACT"). The rights and obligations of AmeriPath, Inc., a Delaware corporation (the "Member"), and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of
Section 18-101(7) of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

          2. MEMBERS. AmeriPath, Inc., a Delaware corporation, is the sole Member of the Company.

          3. PURPOSE. The Company is formed for the purpose of holding a limited partnership interest in AmeriPath, L.P., a Delaware limited partnership and engaging in any and all activities necessary, convenient, desirable or incident to the foregoing.

          4.   NAME. The name of the Company shall be API No. 2, LLC.

          5. REGISTERED AGENT AND PRINCIPAL OFFICE. The registered office and registered agent of the Company in the State of Delaware shall be initially at, Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, and shall thereafter be as the managers may designate from time to time. The Company may have such other offices as the managers may designate from time to time. The principal business and mailing address of me Company shall be c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

          6. TERM OF COMPANY. The Company commenced on the date its Certificate of Formation first was properly filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

          7.   MANAGEMENT OF COMPANY.

          (a) MANAGERS. All decisions relating to the business, affairs, and properties of the Company shall be made by the managers. The managers may appoint a President, one or more Vice Presidents, a Secretary and such other officers of the Company as the managers may deem necessary or advisable to manage the day-to-day business affairs of the Company. The managers shall serve at the pleasure of the Member. The managers and officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company, Such delegation of authority shall not cause the Member to cease to be a Member.

          (b) NUMBER, QUALIFICATIONS AND TERMS. The Company shall have one manager, but the number of managers authorized may be increased by manager resolution. Managers need not be residents of the State of Delaware. Each manager shall hold office for the full term for which such manager is elected, which term shall be specified in the vote or resolution of the Member or, if not so specified and in each case, until such manager's successor shall have been duly elected and qualified or until his or her earlier death or resignation or removal in accordance with this Agreement.

          (c)  INITIAL MANAGER. The initial manager shall be Robert P. Wynn.

          (d) PLACE OF MEETINGS. Meetings of the managers of the Company, regular or special, may be held either in the State of Delaware or the State of Florida, at whatever place is specified by the person or persons calling the meeting. In the absence of a specific designation, the meetings shall be held at the principal office of the Company.

          (c) REGULAR MEETINGS OF MANAGERS. Regular meetings of the managers shall be held at such place or places in the State of Delaware or the State of Florida, at such hour and on such day as may be fixed by resolution of the managers, without further notice of such meetings. The time or place of holding regular meetings of the managers may be changed by the Chairman or the President of the Company by giving written notice thereof as provided in Section 7(g) hereof.

          (f) SPECIAL MEETINGS OF MANAGERS. Special meetings of the managers shall be held, whenever called by the President or any manager, at such place or places in the State of Delaware or the State of Florida as may be stated in the notice of the meeting.

          (g) ATTENDANCE AT AND NOTICE OF MEETINGS. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the managers, and written notice of any change in the time or place of holding the regular meetings of the managers, shall be given to each manager personally or by mail or by telegraph, telecopier or similar communication at least ten days before the day of the meeting; provided, however, that notice of any meeting need not be given to any manager if waived by him or her in writing, or if he or she shall be present at such meeting. Participation in a meeting of the managers shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (h) QUORUM OF AND ACTION BY MANAGERS. Unless a greater number is required by law, one manager shall constitute a quorum for the transaction of business. Except as otherwise provided by law or in this Agreement, all questions shall be decided by the vote cast by the manager, including those requiring the Company to take or cause to be taken any action in its role as limited partner of AmeriPath Texas, LP.

          (i) MANAGER ACTION WITHOUT A MEETING. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at a meeting of the managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the manager of the Company and filed with the Secretary of the Company.

          (j) MANAGER TELEPHONE MEETINGS. Subject to the provisions required or permitted by the Delaware Act for notice of meetings, unless otherwise restricted by this Agreement, the managers may participate in and hold a meeting of such managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7(j) shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (k) COMPENSATION OF MANAGERS. Managers shall not be entitled to receive compensation for their services.

          (1) REMOVAL, VACANCIES. The Member may remove any manager of the Company at any time in its sole discretion. The Member shall appoint a replacement manager to fill any vacancy.

          (m) LIABILITY OF MANAGERS. A manager shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a manager of the Company. A manager of the Company shall not be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of the Delaware Act as a result of the willful or grossly negligent act or omission of the manager. If the laws of the State of Delaware are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of managers, then the liability of a manager of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the full extent permitted by the amended laws of the State of Delaware. Any repeal or modification of this Section 7(m) by the Member shall be prospective only, and shall not adversely affect any limitation on the personal liability of a manager of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

          8. INDEMNIFICATION OF OFFICERS AND MANAGERS. The Company shall indemnify each manager and officer of the Company to the full extent permitted by Delaware law. The Company shall provide director and officer liability insurance for each manager and officer of the Company to the extent deemed appropriate by the Member or as otherwise required by any agreement to which the Company is a party.

          9. CAPITAL CONTRIBUTIONS. The Member shall contribute to the capital of the Company 9,900 shares of common stock of AmeriPath Texas, Inc., a Texas corporation.

          10   DISSOLUTION AND WINDING UP. The Member shall have the right to dissolve the Company. The Member may exercise this right by executing a written instrument of dissolution that provides that the Company's business and affairs shall be wound up.

          11   AMENDMENTS. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

          12. GOVERNING LAW. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                MEMBER

                                AMERIPATH, INC.
                                a Delaware corporation

                                By: /s/ Robert P. Wynn
                                    --------------------------------------------
                                    Name: Robert P. Wynn
                                    Title: Vice President, Secretary & Treasurer


                                COMPANY

                                API NO. 2, LLC,
                                a Delaware limited liability company

                                By: AMERIPATH, INC.,
                                    a Delaware corporation,
                                    its sole member

                                       By: /s/ Robert P. Wynn
                                          --------------------------------------
                                          Name:  Robert P. Wynn
                                          Title: Vice President, Secretary &
                                                 Treasurer